MANAGEMENT DISCUSSION SECTION

Operator: Good day, everyone, and welcome to today’s APAC Third Quarter Conference Call. Today’s call is being recorded.

At this time, I would like to turn the call over to Ms. Jody Burfening with Lippert/Heilshorn. Please go ahead, ma’am.

Jody Burfening, Managing Director, Principal/New York Office, Lippert/Heilshorn & Associates, Inc.

Thank you, Operator. Good morning, and welcome to the 2008 third quarter conference call for APAC Customer Services. The Company issued a press release yesterday evening containing financial results for the third quarter of 2008. This release is available on the Company’s website, as well as on various financial websites.

Company representatives on today’s call are Mike Marrow, President and Chief Executive Officer, and Andrew Szafran, Senior Vice President and Chief Financial Officer. The agenda for today’s call will include an introduction from Mr. Marrow and a financial review by Mr. Szafran, and a Q&A session.

Before opening the conference call, I would like to remind you that statements about future operating and financial results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results to differ materially. Yesterday’s earnings release and the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007, and its quarterly report on Form 10-Q for the fiscal quarters ended March 30, 2008, and June 29, 2008, discuss some of these factors. The Company’s forward-looking statements speak only as of today’s date.

To supplement the Company’s consolidated financial statements, the Company uses certain measures defined as non-GAAP financial measures by the SEC. A reconciliation of these results to GAAP is attached to yesterday’s earnings release, and additional information can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007, and its quarterly report on Form 10-Q for the fiscal quarters ended March 30, 2008, June 29, 2008, and September 28, 2008.

Finally, the Company has posted presentation slides to accompany the webcast in the Investor Relations section of its website at www.apaccustomerservices.com. They can be viewed by clicking on the webcast icon shown on the Investor Relations home page and then clicking on the supporting material shown on the following page.

With that, I will now turn the call over to Mike Marrow. Mike?

Michael P. Marrow, President and Chief Executive Officer

Thank you, Jody, and thanks to everyone for joining us to review the progress we’ve been making in strengthening APAC’s financial results, enhancing our service delivery, and expanding our new business pipeline. As in our previous earnings calls, we want to get right to the heart of things, so I’ll ask our CFO, Andrew Szafran, to take you through the numbers first. Following Andrew’s financial review, I’ll come back and give more color on what we’ve achieved and some of the thoughts about what’s on the horizon. After that, we’ll be happy to take your questions.

So Andrew, over to you.

Andrew B. Szafran, Senior Vice President and Chief Financial Officer

Thanks, Mike. I’m very pleased to have such solid results to share with everyone this morning. For those of you following along via the webcast, my commentary addresses page five of the PowerPoint.

We’ve continued to make great progress here at APAC. A year ago this quarter, APAC reported a net loss of 2.8 million or a $0.06 loss per share. I’m pleased to announce that for the third quarter of 2008, we had positive net income of $2 million or $0.04 per share. This result also includes the impact of some severance and restructuring charges.

So let’s take a look at how we achieved these results. Third quarter 2008 revenue of $59.2 million was up 4.3% from 56.8 million in the third quarter of ‘07. Our domestic business contracted by $2.7 million as a result of the migration of $0.6 million of business offshore and from the exit of approximately $5.9 million of largely seasonal and marketing-driven campaign business. We replaced that revenue with $3.8 million of new business from existing clients. Concurrently, our offshore revenue was up 46% or $5.1 million, due to the migration noted earlier, new business with StarHub, and organic growth from current clients.

Gross profit in Q3 was $10.1 million with a gross margin of 17%, compared to a gross profit of $4.5 million or an 8% gross margin in the prior year third quarter. This is an increase of nine full percentage points and clearly demonstrates the continuing improvements that we’ve been making, trimming our direct labor costs, indirect functional support, and facility expense.

For the third quarter of 2008, we showed a bottom line profit with net income of $2 million or $0.04 per fully diluted share, compared to a net loss of $2.8 million or a loss of $0.06 per fully diluted share in the third quarter of 2007. This represents an improvement in profitability of 173% and a favorable turn of $4.8 million.

This most recent quarter also included the impact of $0.6 million in severance and restructuring charges. These were primarily associated with changes in senior management. I’d also like to highlight the fact that Q3’s income before taxes of $2.04 million is the highest level that APAC has achieved since the second quarter of 2003.

Moving on to adjusted EBITDA, we improved the quarter year-over-year by a factor of almost 3.5 times, moving from $1.7 million to $5.8 million. We’re also very proud of the fact that the Company’s debt level dropped by $11 million from $24.8 at the end of Q3 ‘07 to $13.8 million at the end of Q3 ‘08. This also represents a $3.9 million reduction since the end of the second quarter of ‘08, and it’s being driven by the following factors: first of all, we generated cash from our operations. Second, we held our DSO to 49 days, which is up slightly, one day, from Q2. Third, we managed our net capital expenditures to $0.4 million.

So at this point, I’d like to turn the call back over to Mike.

Michael P. Marrow, President and Chief Executive Officer

Okay, terrific. That’s a very nice slide to look at. I enjoyed that. As you can see, we’re continuing to make very good progress. To highlight that progress, I’m going to walk us through the four priorities we discussed on our last two earnings calls. These four priorities include: one, the quality and dependability of the services we provide for our clients; two, improving our profitability; three, winning business with new logo clients; and four, the caliber of the team that manages the business. So, we worked really hard to ingrain these priorities into the APAC Company culture. Without question, these are the core drivers of our business. We’re focused on these priorities now and will continue to focus on these for the long-term.

So, the first priority I announced during our May earnings call was to confirm client satisfaction through organic growth. In our August call, I told you we were in multiple discussions with our existing clients about new opportunities. I am happy to report today that the vast majority of our top clients have awarded us additional business. A considerable chunk of this new work has come over from other vendors who haven’t performed at the same level as APAC.

The second priority I discussed was to return to profitability later in the year. As you can see from our Q3 results, we have done that and we continue to move forward. We’ve made tremendous progress in eliminating waste, reducing overhead, and putting operational efficiencies in place, but we’re still not done. In fact, we never will be done. We have a culture of continuous improvement, which means no matter how good we are, we believe we can always get better.

Some may ask if these improvements have come at the cost – with a cost to quality. On the contrary, as we’ve said in the past, we are convinced that cost and quality are both byproducts of good management. It’s worth noting that today the quality of our service delivery is at an all-time high.

So the third priority I discussed was to confirm APAC’s brand equity and reputation by winning business with new logo companies. Last quarter, we told you about our win with StarHub. Since then, we’ve been awarded additional business with StarHub and we continue to seek similar opportunities that will allow us to tap into our available daytime capacity in the Philippines.

In addition, we are in discussion with cable providers, telephone providers, retailers, and others. We’re really on the five yard line with a major wireless carrier and hope to announce a win very soon. As we’ve stated in the past, our goal is to win business with quality companies that want long-term, win-win relationships. The companies we’re speaking with definitely fit that model. At this moment in time, we have no clients in the financial services industry, but we are interested in this area, and we’re talking to various companies now. As the financial industry gets back on its feet, we believe there will be multiple opportunities for APAC.

So the fourth priority I discussed was to expand APAC’s talent base in all geographies. We continue to enhance our team. In the area of sales, for example, we now have five solid new logo sales persons, and we expect to add three more over the next couple of months. I am very pleased with the caliber of the APAC team across all functional areas of the Company. I truly believe they are one of the most capable teams in the industry.

To sum up, our third quarter was very encouraging, and we expect to continue on that track and turn in a successful fourth quarter. Our operations are running very well and that allows us to put additional time and attention on our new logo sales efforts.

Like most Americans, we wish our economy was not in such dire straits, but for APAC a down economy has historically presented an increase in opportunities, as companies scramble the find ways to lower their costs while maintaining the quality of services they provide to their customers. We’re well positioned to help our clients reduce costs and improve customer satisfaction, both of which are critical in times like these.

So before I conclude, I’d like to reiterate that we expect to have a good fourth quarter. People are asking if we expect a downturn. Well, it’s just the opposite. We don’t expect to see any slippage in the fourth quarter, and we hope to provide more specific guidance for 2009 when we announce our fourth quarter’s earnings.

So Operator, let’s open up the call to questions now.

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions]. We’ll take our first question from Howard Smith with First Analysis.

<Q – Howard Smith>: Yes, good morning, and congratulations on the continuing positive results. A question regarding – you said you don’t expect any loss of momentum here in Q4, but it looks like you’re hiring a lot of talent and the new logo sales people. I would expect the SG&A potentially to start trending up, reversing what it’s been doing lately. I was just wondering if you could comment on that.

<A – Michael Marrow>: We watch that very closely. The folks that we’re hiring, the few hundreds that we are hiring will add dollars, but as a percentage of our revenue, we actually expect to see SG&A continue to go down. We have a target number, and we’re headed for that target. So we’re in good shape.

<Q – Howard Smith>: Okay, thank you.

Operator: We’ll take our next question from Ron Chez, private investor.

<A – Michael Marrow>: Hello, Ron.

<Q – Ron Chez>: Good morning.

<A – Andrew Szafran>: Good morning.

<Q – Ron Chez>: And a couple of questions that you touched on. The domestic revenue was down 6%, and we have seen several times when you’ve talked about exiting business that you did not wish to have. That’s – is that the case here? This is business you really did not want to have?

<A – Michael Marrow>: Well, you hate to give away any business, but this happened to be business that was very much – part of it was – actually a big chunk of it was in the financial services industry. It was very marketing-driven, so it was people responding to direct mail pieces and so on. That is not in our sweet spot, so of course we don’t like to see it go away, but that’s okay. And the other part was seasonal, and there’s a cost of doing highly seasonal work, which is how do you service a client for three months out of the year, and often times you’re stuck with empty seats for a three – for nine months of the year to service for three months. So it wasn’t the worst business in the world to exit out of. But what’s interesting is I think it was five million and change that we exited, but we did replace it with three million and change of new business, which is steady Eddie 12-month business.

<Q – Ron Chez>: One more thing in the unusual items: the 600 and some odd thousand dollars for restructuring, am I wrong about that? Really wasn’t pre-tax profitability, 2.6 million something rather than 2 million ex the restructuring charge?

<A – Andrew Szafran>: If you add that back, yes, that’s correct.

<Q – Ron Chez>: Is there some reason you want to not show it that way? I mean it really understates what you did from operations.

<A – Andrew Szafran>: We add that back in our adjusted EBITDA.

<Q – Ron Chez>: I know you do.

<A – Andrew Szafran>: Yes, so that’s – but for our GAAP results, we have to do it as stated. But you’re just correct in saying that that’s a non-recurring or perhaps an unusual type charge.

<Q – Ron Chez>: So are we now going to finally be done with restructuring charges and business that we don’t want to have? Are those two things generally or specifically going to go away?

<A – Michael Marrow>: I think what you see is if you look at the first quarter, second quarter, third quarter, right, those have trended down, I’d say significantly on the border of dramatically. And there is always going to be puts and takes in the business, but our goal is that those should become insignificant to the point where we really don’t have to call them out, and we’re pretty close to that today.

<Q – Ron Chez>: What about the pricing environment right now, competitive pricing environment?

<A – Michael Marrow>: You know, someone else asked me about that recently and...

<Q – Ron Chez>: Wasn’t me.

<A – Michael Marrow>: It wasn’t you. We’re not seeing anything out of the ordinary at this point in time. We’re in the middle of, as I said earlier, some really significant discussions with prospects, and market pricing seems to be holding steady.

<Q – Ron Chez>: On good terms?

<A – Michael Marrow>: Yes.

<A – Andrew Szafran>: Yes. I think a lot of our customers, what we are seeing -

<A – Michael Marrow>: Yes, that’s a good point. The pricing is one thing. The terms are another. So with the pricing, the terms are – everyone’s got their different wants and needs, but we’re not seeing lots of demands or requests or terms that are egregious or out of the norm.

<A – Andrew Szafran>: I think our customers, what we’re seeing, are pretty focused on performance, and we’ve been able to capitalize on that because our performance is doing quite well. And we’ve been able to win some business from current customers, based on the lack of performance from our competitors.

<Q – Ron Chez>: You talked about this being opportunistic, in terms of the nature of the economy. We’ve heard all sorts of companies talk about how they were recession-proof and then say, oops, we were wrong and so we’re not. How accurate is your commentary about this being a good environment for an outsourcing company, BPO outsourcing company?

<A – Michael Marrow>: Well, “proof” is an absolute word. I’d say we’re “recession-resistant.” And we’re saying that. Here’s what I’m seeing, is that there is more interest in outsourcing, particularly amongst companies that haven’t done it before, but they’re also taking longer to make their decisions, because in today’s environment they’re far more risk-averse and any change brings with it risks. So they’re doing more due diligence. They’re thinking about it longer. They’re talking to more providers, just being more cautious, I guess would be the word. But more of them, but more cautious.

<Q – Ron Chez>: But the “recession-resistant” as opposed to “proof” is something that you’re witnessing right now. Folks want to consider outsourcing right now.

<A – Michael Marrow>: Yes.

<Q – Ron Chez>: But we have not seen any of these new logo wins. Are we going to actually see some results here?

<A – Michael Marrow>: We are.

<Q – Ron Chez>: Let me see what else.

<A – Michael Marrow>: That’s a definitive yes.

<Q – Ron Chez>: That’s a definitive yes?

<A – Michael Marrow>: That’s a yes.

<Q – Ron Chez>: Within the next two years? Just kidding you. Fairly soon, I assume that means.

<A – Michael Marrow>: Yes sir, fairly soon.

<Q – Ron Chez>: And the sales force expansion, I thought you were satisfied with the five, and weren’t planning to add more, but you are planning to add more.

<A – Michael Marrow>: We are, and if you go back to the last question, we see an increase in opportunity, right, with the current state of the economy. So we want to be out there working those opportunities.

<Q – Ron Chez>: But the five that you have now, after that significant sales force reduction, you’re pleased with?

<A – Michael Marrow>: Yes, we have a good group.

<Q – Ron Chez>: And I don’t have – I’ll let somebody else ask questions. I think it’s really good to see you delivering on what you said you would do.

<A – Michael Marrow>: Thank you.

<A – Andrew Szafran>: Thanks, Ron.

Operator: [Operator Instructions]. It appears there are no further questions at this time. Mr. Marrow, I’d like to turn the conference back over to you for any additional or closing remarks.

Michael P. Marrow, President and Chief Executive Officer

Sure, thanks. And thanks again, everyone, for joining us this morning in what are definitely interesting times. I think the numbers we announced today just demonstrate what I said when I first joined the organization, that our Company will bring a new, sharper focus to APAC, and we’re determined to get better results faster. We’ve been delivering on that commitment and I expect to have more progress to share with you when we report the fourth quarter in February. So, once again, thank you very much.

Operator: Thank you for your participation. This concludes today’s conference. Have a great day.

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